As filed with the Securities and Exchange Commission on March 23, 2009.

Registration Nos.             33-93066

333-39371

333-53870

333-107174

333-117831

333-127763

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-93066

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39371

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53870

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-107174

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117831

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127763

UNDER THE SECURITIES ACT OF 1933

INTERLINK ELECTRONICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0056625
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

546 Flynn Road

Camarillo, California 93012

(Address, including zip code, of principal executive offices)

1993 Stock Incentive Plan, as amended, and 1996 Stock Incentive Plan, as amended

(Full title of the plan)

Charles C. Best

Interlink Electronics, Inc.

546 Flynn Road

Camarillo, California 93012

(805) 484-8855

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael K. Renetzky

Locke Lord Bissell & Liddell LLP

111 South Wacker Drive, Floor 44

Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES OF COMMON STOCK

These post-effective amendments relate to the following Registration Statements on Form S-8 (collectively, the “S-8 Registration Statements”) of Interlink Electronics, Inc. (“Interlink”):

•

File No. 33-93066, filed June 5, 1995, registering the offer and sale of shares of common stock, par value $0.00001 per share of Interlink (“Common Stock”) issuable under the 1993 Stock Incentive Plan, as amended (the “1993 Plan”) of a predecessor of Interlink, which Interlink assumed, and which has been discontinued.

•	File No. 333-39371, effective November 3, 1997, registering the offer and sale of 1,500,000 shares of Common Stock issuable under the Company’s 1996 Stock Incentive Plan, as amended (the “1996 Plan”).

•

File No. 333-53870, effective January 18, 2001, registering the offer and sale of the 2,250,000 additional shares of Common Stock issuable under the Company’s 1996 Plan, of which 750,000 shares (as calculated after the stock dividend) were approved at the 1999 Annual Meeting of Interlink stockholders and 1,500,000 shares were approved at the 2000 Annual Meeting of Interlink stockholders.

•

File No. 333-107174, effective July 18, 2003, registering the offer and sale of the 1,000,000 additional shares of Common Stock issuable under the Company’s 1996 Plan that were approved at the 2001 Special Meeting of Interlink stockholders.

•

File No. 333-117831, effective July 30, 2004, registering the offer and sale of the 1,000,000 additional shares of Common Stock issuable under the Company’s 1996 Plan that were approved at the 2004 Annual Meeting of Interlink stockholders.

•

File No. 333-127763, effective August 23, 2005, registering the offer and sale of the 750,000 additional shares of Common Stock issuable under the Company’s 1996 Plan that were approved at the 2005 Annual Meeting of Interlink stockholders.

These Post-Effective Amendments to the S-8 Registration Statements are being filed solely to deregister any and all securities previously registered under the S-8 Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 20th day of March, 2009.

INTERLINK ELECTRONICS, INC.

By:	/s/ Charles C. Best
Charles C. Best Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Kevin Wiley Kevin Wiley Chief Executive Officer, Director	March 20, 2009

/s/ Charles C. Best Charles C. Best Chief Financial Officer	March 20, 2009

/s/ George Gu George Gu Director	March 20, 2009

/s/ Lawrence S. Barker Lawrence S. Barker Director	March 20, 2009

/s/ Edward Hamburg Edward Hamburg Director	March 20, 2009

/s/ Tom Thimot Tom Thimot Director	March 20, 2009